Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
ELIZABETH ARDEN, INC.
at
$17.00 Per Share, Net in Cash
Pursuant to the Offer to Purchase dated August 27, 2014
by
NIGHTINGALE ONSHORE HOLDINGS L.P.
NIGHTINGALE OFFSHORE HOLDINGS L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF SEPTEMBER 25, 2014, UNLESS THE TENDER OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Elizabeth Arden, Inc., a Florida corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or overnight courier to the Depositary and must include a Guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:

If delivering by mail:	By Facsimile Transmission:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	718-234-5001 Confirm Facsimile Receipt by Telephone: 800-248-6417

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
Pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, the undersigned hereby tenders to Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P., both Delaware limited partnerships, the number of shares of common stock, par value $0.01 per share (the “Shares”), of Elizabeth Arden, Inc., a Florida corporation, specified below, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 27, 2014, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Name(s) of Record Holder(s):
Number of Shares Tendered:
Certificate Number(s) (if available):
(Please type or print)
Address(es):
(Zip Code)
Name of Tendering Institution:
Area Code and Telephone No.(s):
☐ Check if delivery will be by book-entry transfer
Signature(s):
DTC Account No.:
Transaction Code No.:
Dated: , 2014

GUARANTEE (Not to be used for signature guarantee)

      The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) NASDAQ Global Market trading days after the date hereof.

Name of Firm
Address
Zip Code
Area Code and Telephone No.
Authorized Signature
Name
(Please Type or Print)
Title
Date: , 2014

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.